EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation’s Annual Report on Form 20-F for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy
Helsinki, Finland
February 27, 2014